SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of June 30, 2010 among OmniReliant Holdings, Inc., a Nevada corporation (the “Company”), and Vicis Capital Master Fund, a sub-trust of the Vicis Capital Series Master Trust, a unit trust organized and existing under the laws of the Cayman Islands (the “Purchaser”).

RECITALS:

WHEREAS, the Purchaser is the holder of a demand promissory note, dated June 4, 2010, issued by the Company in a principal amount of $1,500,000 (the “Bridge Note”)

WHEREAS, pursuant to the terms and conditions of this Agreement, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to purchase and acquire from the Company: (a) 5,000,000 shares (the “Series G Preferred Shares”) of the Company’s Series G Convertible Preferred Stock, par value $.00001 per share (the “Series G Preferred Stock”), with such terms, rights, and preferences as set forth in the Certificate of Designation for the Series G Preferred Stock set forth in Exhibit A attached hereto and; (b) a warrant in the form attached hereto as Exhibit B (the “Warrant” and, together with the Series G Preferred Stock, the “Securities”) to purchase 50,000,000 shares of Common Stock, par value $.00001 per share (the “Common Stock”), of the Company at an exercise price of ten cents ($0.10) per share, in exchange for $3,500,000 (the “Cash Payment”) and surrender of the Bridge Note for cancellation.

WHEREAS, the Purchaser is the holder of a warrant to purchase 70,000,000 shares of Common Stock of the Company at an exercise price of $0.2029 per share (the “Existing Warrant”).

WHEREAS, the Existing Warrant is subject to certain anti-dilution protections (the “Ratchet Protections”) that require the Company to reduce the exercise price of the Existing Warrant in the event that the Company is deemed to issue its Common Stock in certain transactions for a price less than the exercise price of the Existing Warrant.

WHEREAS, the Purchaser’s acquisition of the Warrant hereunder triggers the Ratchet Provisions in the Existing Warrant, and the Company has agreed to reduce the exercise price of the Existing Warrant as hereinafter set forth.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one (1) or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Bridge Note” shall have the meaning set forth in the Recitals hereto.

“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Cash Payment” shall have the meaning set forth in the Recitals hereto.

“Certificate of Designations” means the Certificate of Designations for the Series G Preferred Stock attached hereto as Exhibit A.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Cash Payment and to deliver the Common Shares and (ii) the Company’s obligations to deliver the Securities have been satisfied or waived.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” shall have the meaning set forth in the Recitals hereto, and shall include any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

 “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Preferred Shares.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1.

“Discussion Time” shall have the meaning ascribed to such term in Section 3.2.

“Default Notice” shall have the meaning assigned to such term in Section 5.1(a)(i).

“Delivery Date” shall have the meaning assigned to such term in Section 4.1(d).

“Event of Default” shall have the meaning assigned to such term in Section 5.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” means issuance by the Company of: (a) shares of Common Stock or options to purchase Common Stock issued to employees, officers, directors or consultants of the Company pursuant to any stock or option plan duly adopted by unanimous vote of the members of the Board of Directors of the Company or a committee of all the independent directors established for such purpose, (b) securities issued upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities (including the securities set forth on Schedule 3.1(g)) exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise, exchange or conversion price of any such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the directors, provided that any such issuance shall only be to a Person which is, itself or through its subsidiaries, an operating company in a business synergistic with the business of the Company, as determined by a majority of the directors, and in which the Company receives benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, (d) Management Options and (e) securities to shareholders of a target company in connection with a Spin-off Transaction.

“Existing Warrant” shall have the meaning ascribed to such term in the Recitals hereof.

“GAAP” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Guaranty Agreement” shall have the meaning set forth in Section 2.2 hereof.

“Guarantor Security Agreement” shall have the meaning set forth in Section 2.2 hereof.

“Indebtedness” means, without duplication (i) all indebtedness for borrowed money, (ii) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business), (iii) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (iv) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (v) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (vi) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (vii) all indebtedness referred to in clauses (i) through (vi) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, Lien, pledge, change, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (viii) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (i) through (vii) above.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1 hereof.

 “Lien” means any mortgage, lien, pledge, charge, security interest, preemptive right, right of first refusal, or other restriction or encumbrance, or any interest or title of any vendor, lessor, lender or other secured party under any conditional sale or other title retention agreement or any capital lease, upon or with respect to any property or asset of the Company or any subsidiary.

“Majority Holders” shall have the meaning ascribed to such term in Section 4.14 hereof.

“Management Options” means options to purchase (a) up to an aggregate of 12.5% of the shares of Common Stock of the Company as of the date hereof on a fully diluted basis issued to executives, consultants, employees and agents of the Company (including options issued to Robert DeCecco, Richard Diamond, Christopher Phillips and Stuart Rouse to acquire shares of Common Stock of the Company pursuant to their employment or consulting agreements, as the case may be, referenced in Section 2.4(b)(v) hereof) and (b) shares of common stock of Designer Liquidator, Inc. and/or OmniResponse, Inc. issued to Robert DeCecco, Richard Diamond, Christopher Phillips and Stuart Rouse, as the case may be, granted pursuant to their employment or consulting agreements, as the case may be, referenced in Section 2.4(b)(v) hereof and provided that such options, by their terms: (a) vest two (2) years from the date of issue; and (b) become exercisable only after payment by the Company of the Special Preferred Distribution in full to holders of Series G Preferred Stock or as otherwise contemplated by the terms of the Certificate of Designation.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(m) hereof.

“Permitted Indebtedness” shall have the meaning assigned to such term in Section 4.14(d).

 “Permitted Liens” shall have the meaning assigned to such term in Section 4.14(c).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

 “Preferred Shares” shall have the meaning ascribed to such term in the Recitals hereto.

“Pre-Notice” shall have the meaning ascribed to such term in Section 4.9(b) hereof.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Registration Statement” shall have the meaning ascribed to such term in Section 5.1(a)(ii).

 “Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Required Minimum” means, as of any date, 110% of the maximum aggregate number of shares of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any underlying shares issuable upon exercise or conversion in full of the Warrant (including a reasonable reserve for underlying shares issuable as payment of dividends), ignoring any conversion or exercise limits set forth therein.

 “Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” shall have the meaning set forth in the Recitals hereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated hereunder.

“Security Agreement” shall have the meaning set forth in Section 2.2 hereof.

“Short Sales” shall include all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

 “Series A Preferred Stock” means the Series A Convertible Preferred Stock of the Company and such designations, preferences and limitations as set forth in the Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock filed with the State of Nevada on November 22, 2006.

“Series B Preferred Stock” means the Series B Convertible Preferred Stock of the Company and such designations, preferences and limitations as set forth in the Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock filed with the State of Nevada on May 25, 2007.

“Series C Preferred Stock” means the Series C Convertible Preferred Stock of the Company and such designations, preferences and limitations as set forth in the Certificate of Designation, Preferences and Rights of Series C Convertible Preferred Stock filed with the State of Nevada on October 17, 2007 and amended on July 22, 2009.

“Series D Preferred Stock” means the Series D Convertible Preferred Stock of the Company and such designations, preferences and limitations as set forth in the Certificate of Designation, Preferences and Rights of Series D Convertible Preferred Stock filed with the State of Nevada on April 30, 2008 and amended on July 22, 2009.

“Series E Preferred Stock” means the Series E Preferred Stock of the Company and such designations, preferences and limitations as set forth in the Certificate of Designation, Preferences and Rights of Series E Preferred Stock filed with the State of Nevada on August 27, 2009.

“Series F Preferred Stock” means the Series F Preferred Stock of the Company and such designations, preferences and limitations as set forth in the Certificate of Designation, Preferences and Rights of Series F Preferred Stock filed with the State of Nevada on February 12, 2009 and amended on July 22, 2009.

“Series G Preferred Shares” shall have the meaning ascribed to such term in the Recitals hereto.

“Series G Preferred Stock” shall have the meaning ascribed to such term in the Recitals hereto.

 “Special Preferred Distribution” shall have the meaning assigned to such term in the Certificate of Designations.

“Spin-off Transaction” means a transaction whereby certain Subsidiaries, assets, brands and/or lines of business of the Company or a Subsidiary may be spun-off and merged with and into a public shell company.

“Subsequent Financing” shall have the meaning ascribed to such term in Section 4.9(a) hereof.

“Subsequent Financing Notice” shall have the meaning ascribed to such term in Section 4.9(b) hereof.

 “Subsidiary” means any wholly-owned subsidiary of the Company as set forth on Schedule 3.1(a).

“subsidiary” means, for purposes of Articles IV and V, each Subsidiary and any subsidiary of the Company acquired or formed after the date hereof.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the American Stock Exchange, the New York Stock Exchange, the Nasdaq National Market, the OTC Bulletin Board, or “Pink Sheets” published by Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices).

“Transaction Documents” means this Agreement, the Certificate of Designations, the Security Agreement, the Guaranty Agreement, the Guarantor Security Agreement, the Warrant, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“VWAP” of a share of Common Stock as of a particular date (the “Determination Date”) shall mean the price determined by the first of the following clauses that applies: (a) if shares of Common Stock are traded on a national securities exchange (an “Exchange”), the weighted average of the closing sale price of a share of the Common Stock of the Company on the last five (5) Trading Days prior to the Determination Date reported on such Exchange as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day); (b) if shares of Common Stock are not traded on an Exchange but trade in the over-the-counter market and such shares are quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), the weighted average of the closing  sale price of a share of the Common Stock of the Company on the last five (5) Trading Days prior to the Determination Date reported on NASDAQ as reported in The Wall Street Journal (weighted with respect to the trading volume with respect to each such day); (c) if such shares are an issue for which last sale prices are not reported on NASDAQ, the average of the closing sale price, in each case on the last five (5) Trading Days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding Business Day on which there was such a price or quotation) prior to the Determination Date as reported by the Over the Counter Bulletin Board (the “OTCBB”), or any other successor organization; (d) if no closing sales price is reported for the Common Stock by the OTCBB or any other successor organization for such day, the average of the closing sale price, in each case on the last five (5) Trading Days (or if the relevant price or quotation did not exist on any of such days, the relevant price or quotation on the next preceding business day on which there was such a price or quotation) prior to the Determination Date as reported by  the "pink sheets" by the Pink Sheets, LLC, or any successor organization, (e) if no closing sales price is reported for the Common Stock by the OTCBB or any other successor organization for such day, then the average of the high and low bid and asked price of any of the market makers for the Common Stock as  reported on the OTCBB or in the "pink sheets" by the Pink Sheets, LLC on the last five (5) Trading Days; or (e) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the holder and reasonably acceptable to the Company.

“Warrant” shall have the meaning set forth in the Recitals hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II
PURCHASE AND SALE; SHARE EXCHANGE

2.1           Purchase and Sale.  On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company wishes to issue and sell to the Purchaser, and the Purchaser wishes to acquire from the Company, the Securities in exchange for the Cash Payment and the cancellation of the Bridge Note.  The Purchaser shall deliver to the Company: (a) the Bridge Note for cancellation, and (b) the Cash Payment via wire transfer or a certified check immediately available funds, and the Company shall deliver to the Purchaser the Securities and the other items set forth in Section 2.3 issuable at the Closing.  Upon satisfaction of the conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at such location as the parties shall mutually agree.

2.2           Company Security Documents.

(a)           Security Agreement.  All of the obligations of the Company under the Preferred Shares shall be secured by a lien on all the personal property and assets of the Company now existing or hereinafter acquired granted pursuant to a security agreement dated of even date herewith between the Company and the Purchaser in the form attached hereto as Exhibit E (“Security Agreement”).

(b)           Guaranty.  All of the obligations of the Company under the Preferred Shares shall be guaranteed pursuant to a guaranty agreement in the form attached hereto as Exhibit F (“Guaranty Agreement”) by each of the Subsidiaries of the Company set forth on Schedule 2.2(b) hereto.

(c)           Guarantor Security Documents.  All of the obligations of each Subsidiary under its Guaranty Agreement shall be secured by a lien on all the personal property and assets of such Subsidiary now existing or hereinafter acquired granted pursuant to a guarantor security agreement dated of even date herewith between such Subsidiary and the Purchaser in the form attached hereto as Exhibit G (“Guarantor Security Agreement”).

2.3           Closing Deliveries.

(a)           On the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i)           this Agreement duly executed by the Company;

(ii)         Certificate(s), registered in the name of the Purchaser, representing the Preferred Shares;

(iii)        the Warrant, in the name of the Purchaser and in the form of Exhibit B attached hereto, to purchase 50,000,000 shares of Common Stock, with an exercise price equal to ten cents ($0.10);

(iv)        The Registration Rights Agreement in the form of Exhibit C hereto (the “Registration Rights Agreement”), executed by the Company;

(v)         The Security Agreement in the form of Exhibit D hereto, executed by the Company;

(vi)        The Guaranty Agreement in the form of Exhibit E attached hereto executed by each Subsidiary;

(vii)       The Guarantor Security Agreement in the form of Exhibit F attached hereto, executed by each Subsidiary;

(viii)      An opinion of counsel to the Company, dated the date of the Closing, substantially in the form of Exhibit G hereto, with such exceptions and limitations as shall be reasonably acceptable to counsel to the Purchaser;

(ix)         A letter from an executive officer of the Company confirming that the exercise price of the Existing Warrant has been reduced to ten cents ($0.10) per share;

(x)          A Certificate of Good Standing from the state of incorporation of the Company and each wholly-owned Subsidiary; and

(xi)           A certificate of an officer of the Company, dated such Closing Date, certifying (i) the fulfillment of the conditions specified in Sections 2.3(a)(i) and 2.3(a)(ii) of this Agreement, (ii) the Board resolutions approving this Agreement and the transactions contemplated hereby, (iii) the articles of incorporation and bylaws of the Company, each as amended as of such Closing Date; (iv) the names of each officer and director of the Company as of such Closing Date; and (v) such other matters as the Purchaser shall reasonably request.

(b)           On the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement duly executed by such Purchaser;

(ii)          the Bridge Note for cancellation; and

(iii)         the Cash Payment by wire transfer to the account as specified in writing by the Company;

2.4           Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects when made and on the Closing Date of the representations and warranties of the Purchaser contained herein;

(ii)         all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)        the delivery by the Purchaser of the items set forth in Section 2.3(b) of this Agreement.

(b)           The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the representations and warranties made by the Company herein shall be true and correct when made, and shall be true and correct on the Closing Date with the same force and effect as if they had been made on and as of the Closing Date;

(ii)         all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         neither the Company nor the Purchaser shall be subject to any order, decree or injunction of a court or administrative agency of competent jurisdiction that prohibits the transactions contemplated hereby or would impose any material limitation on the ability of the Purchaser to exercise full rights of ownership of the Securities, and at the time of the Closing, the purchase of the Securities to be purchased by the Purchaser hereunder shall be legally permitted by all laws and regulations to which the Purchaser and the Company are subject;

(iv)        the delivery by the Company of the items set forth in Section 2.3(a) of this Agreement;

(v)           the Company shall have entered into employment or consulting agreements with each of Robert DeCecco, Richard Diamond, Christopher Phillips and Stuart Rouse containing terms reasonably acceptable to the Purchaser;

(vi)           The Company shall have filed the Certificate of Designations with the Secretary of State of Nevada; and

(vii)           there shall have been no Material Adverse Effect with respect to the Company.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1           Representations and Warranties of the Company.  Except as set forth under the corresponding section of the disclosure schedules delivered to the Purchaser concurrently herewith (the “Disclosure Schedules”) which Disclosure Schedules shall be deemed a part hereof and to qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the representations and warranties set forth below to Purchaser.

(a)           Subsidiaries.  All of the direct and indirect wholly-owned subsidiaries of the Company are set forth on Schedule 3.1(a).  The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b)           Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  The Company and each of the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such corporate power and authority or qualification.

(c)           Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  Except as set forth on Schedule 3.1(c), the execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and no further action is required by the Company, its board of directors or its stockholders in connection therewith other than in connection with the Required Approvals.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)           No Conflicts.  Except as set forth on Schedule 3.1(d), the execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)           Filings, Consents and Approvals.  Except as set forth on Schedule 3.1(e), the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing with the Commission of the Registration Statement and the declaration of its effectiveness by the Commission, (ii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Warrant Shares for trading thereon in the time and manner required thereby, and (iii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws  (collectively, the “Required Approvals”).

(f)           Issuance of the Securities.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents or under applicable securities laws.  The Warrant Shares, when issued in accordance with the terms of the Transaction Documents, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Warrant Shares at least equal to the Required Minimum on the date hereof.

(g)           Capitalization.  Immediately before the Closing, the authorized capital stock of the Company consists of: (i) 400,000,000 shares of Common Stock, of which 159,073,323 shares are issued and outstanding and, as of March 31, 2010, (A) no shares of Common Stock are held in treasury, (B) 4,096,840 shares are reserved for issuance upon conversion of the Series C Convertible Preferred Stock, (C) 80,238,209 shares are reserved for issuance upon the conversion, exchange, or exercise of the warrants identified on Schedule 3.1(g) attached hereto, (D) 3,463,951 shares are reserved for issuance upon the conversion of the Series E Convertible Preferred Stock; and (ii) 100,000,000 shares of Preferred Stock, of which 3,000 shares have been designated as “Series A Convertible Preferred Stock,” 0 of which are issued and outstanding, none of which are held in treasury, or reserved for issuance, 1,000 shares have been designated as “Series B Convertible Preferred Stock,” 0 of which are issued and outstanding, and none of which are held in treasury, or reserved for issuance, 10,309,564 shares have been designated as “Series C Convertible Preferred Stock, 1,024,210 shares of which are issued and outstanding, and none of which are held in treasury, or reserved for issuance, and 7,000,000 shares have been designated as “Series D Convertible Preferred Stock, 0 shares of which are issued and outstanding, and none of which are held in treasury, or reserved for issuance;   13,001,000 shares have been designated as “Series E Convertible Preferred Stock, 2,909,720 shares of which are issued and outstanding, and none of which are held in treasury, or reserved for issuance; and 10,000,000 shares have been designated as Series F Convertible Preferred Stock, of which 0 are currently issued and outstanding, and none of which are held in treasury, or reserved for issuance.   Except as set forth on Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities or as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  Except as set forth on Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except as set forth on Schedule 3.1(g), no further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities.  Except as set forth on Schedule 3.1(g), there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s stockholders.

(h)           SEC Reports; Financial Statements.  Except as set forth on Schedule 3.1(h), the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except as set forth on Schedule 3.1(h), the financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)           Material Changes.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof,

(i)           there has been no Material Adverse Effect, and no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, which, under the Exchange Act, Securities Act, or rules or regulations of any Trading Market, required or requires public disclosure or announcement by the Company, but which has not been so publicly announced or disclosed;

(ii)           the Company has not:

(A)           issued any capital stock, notes, bonds or other securities or any right, options or warrants with respect thereto, except pursuant to the exercise or conversion of securities outstanding as of such date;

(B)           borrowed any amount in excess of $100,000 or incurred or become subject to any other liabilities in excess of $100,000 (absolute or contingent) except current liabilities incurred in the ordinary course of business which are comparable in nature and amount to the current liabilities incurred in the ordinary course of business during the comparable portion of its prior fiscal year, as adjusted to reflect the current nature and volume of the business of the Company;

(C)           discharged or satisfied any Lien or encumbrance in excess of $100,000 or paid any obligation or liability (absolute or contingent) in excess of $100,000, other than current liabilities paid in the ordinary course of business;

(D)           declared or made any payment or distribution of cash or other property to stockholders with respect to its stock, or purchased or redeemed, or made any agreements so to purchase or redeem, any shares of its capital stock;

(E)           sold, assigned or transferred any other tangible assets, or canceled any debts or claims, in each case in excess of $100,000, except in the ordinary course of business;

(F)           sold, assigned or transferred any patent rights, trademarks, trade names, copyrights, trade secrets or other intangible assets or intellectual property rights, or disclosed any proprietary confidential information to any person except to customers in the ordinary course of business;

(G)           suffered any material losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of prospective business;

(H)           made any changes in employee compensation except in the ordinary course of business and consistent with past practices;

(I)            made capital expenditures or commitments therefor that aggregate in excess of $100,000;

(J)            entered into any material transaction outside the ordinary course of business;

(K)           made charitable contributions or pledges in excess of $10,000;

(L)           suffered any material damage, destruction or casualty loss, whether or not covered by insurance;

(M)          experienced any material problems with labor or management in connection with the terms and conditions of their employment;

(N)           altered its method of accounting, except to the extent required by GAAP; or

(O)           entered into an agreement, written or otherwise, to take any of the foregoing actions.

(j)           Litigation.  Except as set forth on Schedule 3.1(j) or as set forth in the SEC Reports, there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor, to the best of the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there has not been, and there is not pending or threatened in writing, any investigation by the Commission involving the Company or any current director or executive officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act.  There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened in writing against or involving the Company or any of its properties or assets, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(k)           Labor Relations.  No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company or any Subsidiary which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and, to the knowledge of the Company, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  To the knowledge of the Company, the Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)           Compliance.  Except as set forth on Schedule 3.1(l), neither the Company nor any Subsidiary (i) is in material default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, and (iii) to the knowledge of the Company, is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)           Regulatory Permits.  Except as set forth in Schedule 3.1(m) hereto, the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), are in material compliance with all terms and conditions of each such Material Permit, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(n)           Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries, Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties and Liens set forth on Schedule 3.1(n).  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance and which do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary.  Except as set forth in Schedule 3.1(n), the Company and each Subsidiary have good and marketable title to all personal property owned by them, in each case free and clear of all Liens.

(o)           Patents and Trademarks.  Except as set forth on Schedule 3.1(o), the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  Neither the Company nor any Subsidiary has received a notice (written or otherwise) that the Intellectual Property Rights used by the Company or any Subsidiary violate or infringe upon the rights of any Person unless such notice has been resolved without a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expecting to have a Material Adverse Effect.

(p)           Insurance.  Except as set forth in Schedule 3.1(p) hereto, the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to $2,000,000.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q)           Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports or as set forth on Schedule 3.1(q) and with the exception of any transaction contemplated in or related to the Transaction Documents, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than (i) for payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company or a Subsidiary and (iii) for other employee benefits, including stock option or stock grant agreements under any stock plans of the Company.

(r)           No Disagreements with Auditors and Lawyers.  To the knowledge of the Company, there are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the auditors and lawyers formerly or presently employed by the Company.

(s)           Certain Fees.  Except as set forth on Schedule 3.1(s), no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  Except as set forth on Schedule 3.1(s), the Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)           Private Placement.  Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

(u)           Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(v)           Registration Rights.  Other than as set forth on Schedule 3.1(v) or as set forth in the SEC Reports, no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)           Disclosure.    All disclosure furnished by or on behalf of the Company to the Purchaser regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company acknowledges and agrees that Purchaser has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(x)           No Integrated Offering. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3.2, neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act.

(y)           Solvency.  Based on the financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has not taken, nor does it have any intention to take, any steps to seek protection pursuant to any bankruptcy or reorganization law of any jurisdiction within one (1) year from the Closing Date.  The Company does not have any knowledge, nor has it received any written notice, that any of its creditors intend to initiate involuntary bankruptcy proceedings, nor does it have any knowledge of any fact that, as of the date hereof, would reasonably lead a creditor to do so.

(z)           Indebtedness and Other Contracts. Except as disclosed in Schedule 3.1(z) attached hereto, neither the Company nor any Subsidiary (a) has any outstanding Indebtedness, (b) is a party to any contract, agreement or instrument, the violation of which, or default under, by any other party to such contract, agreement or instrument would result in a Material Adverse Effect, (c) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (d) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

(aa)           Tax Status.     The Company has timely filed all tax returns, reports, declarations, statements, and other information required by law to be filed with or supplied to any taxing authority with respect to the Taxes (as defined below) owed by the Company (the “Tax Returns”).  All Taxes due and payable on or before the Closing have been paid or will be paid prior to the time they become delinquent.  All Taxes that the Company is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper governmental entity.  The Company has not been advised (a) that any of the Tax Returns have been or are being examined or audited as of the date hereof, (b) that any such examination or audit is currently threatened or contemplated, or (c) of any deficiency in assessment or proposed judgment to its Taxes.  The Company has no knowledge of any liability for any Taxes to be imposed upon its properties or assets as of the date of this Agreement that are not adequately provided for on the Balance Sheet.  The Company has delivered or made available to the Investor true and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed by, assessed against or agreed to by the Company in the past three years.  The Company has never been a member of a consolidated or affiliated group of corporations filing a consolidated or combined income Tax Return, nor does the Company have any liability for Taxes of any other person or entity.  The Company is not a party to any tax allocation or sharing arrangement or tax indemnity agreement.  For purposes of this Agreement, the term “Taxes” shall mean all taxes, charges, fees, levies, or other similar assessments or liabilities, including, without limitation, income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, payroll, and franchise taxes imposed by the United States of America or any other governmental entity, and any interest, fines, penalties, assessments, or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof.

(bb)           No General Solicitation. Neither the Company nor any person acting on behalf of the Company has offered or sold any of the Securities by any form of general solicitation or general advertising.  The Company has offered the Securities for sale only to the Purchaser.

(cc)           Acknowledgment Regarding Purchaser’s Purchase of Securities.  The Company acknowledges and agrees that the Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchaser’s purchase of the Securities.  The Company further represents to Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(dd)           Acknowledgement Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company (i) that the Purchaser has not been asked to agree, nor has Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by the Purchaser, including Short Sales, and specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, presently may have a “short” position in the Common Stock, and (iv) that Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (a)  Purchaser may engage in hedging activities at various times during the period that the Securities are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Securities are being determined and (b) such hedging activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(ee)           Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) except as set forth on Schedule 3.1(ff) or private transactions not involving a market maker, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the securities of the Company  or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

(ff)           Ranking of Preferred Shares.  No capital stock or other security issued by the Company is senior to the Preferred Shares in right of payment, whether with respect of payment of redemptions, interest, damages or upon liquidation or dissolution or otherwise.

3.2           Representations and Warranties of the Purchaser.    Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)             Organization; Authority.  Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of Purchaser.  Each Transaction Document to which it is a party has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)           Own Account.  Purchaser understands that the Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting such Purchaser’s right to sell the Securities pursuant to a registration statement or otherwise in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c)           Purchaser Status.  At the time Purchaser was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises any Warrants it will be either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)           Experience of Such Purchaser.  Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e)           General Solicitation.  Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(f)           Short Sales and Confidentiality Prior To The Date Hereof.  Other than the transaction contemplated hereunder, Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Purchaser, executed any disposition, including Short Sales, in the securities of the Company during the period commencing from the time that Purchaser first received a term sheet (written or oral) from the Company or any other Person setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”).  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of Purchaser's assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of Purchaser's assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement.  Other than to other Persons party to this Agreement, Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(g)           Risk Factors.  Purchaser hereby agrees and acknowledges that it has been informed of the following: (i) there are factors relating to the subsequent transfer of any Securities acquired hereunder that could make the resale of such Securities difficult; and (ii) there is no guarantee that Purchaser will realize any gain from the purchase of the Securities.  The purchase of the Securities involves a high degree of risk and is subject to many uncertainties.  These risks and uncertainties may adversely affect the Company’s business, operating results and financial condition.  In such an event, the trading price for the Common Stock could decline substantially and Purchaser could lose all or part of its investment.

(h)           Due Diligence.  Purchaser hereby agrees and acknowledges that Purchaser has had an opportunity to meet with representatives of the Company and to ask questions and receive answers to Purchaser’s satisfaction regarding the Company’s proposed business and the Company’s financial condition in order to assist Purchaser in evaluating the merits and risks of purchasing the Securities.  All material documents and information pertaining to the Company and the purchase of Securities hereunder that have been requested by Purchaser have been made available to Purchaser.

(i)           Certain Fees.  Purchaser has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the Transaction Documents.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1           Transfer Restrictions.

(a)           The Securities may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Securities other than pursuant to an effective registration statement or Rule 144, to the Company or to an Affiliate of  Purchaser or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act.  As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)           The Purchaser agrees to the imprinting, so long as is required by this Section 4.1, of a legend on any of the Securities in the following form:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS [EXERCISABLE][CONVERTIBLE] HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  THIS SECURITY AND THE SECURITIES ISSUABLE UPON [EXERCISE] [CONVERSION] OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

(c)           The Company acknowledges and agrees that Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and who agrees to be bound by the provisions of this Agreement and, if required under the terms of such arrangement, Purchaser may transfer pledged or secured Securities to the pledgees or secured parties.  Such a pledge or transfer would not be subject to approval of the Company, provided, however, the Company may require the Purchaser to provide to the Company an opinion of counsel selected by the Purchaser and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company to the effect that such transfer or pledge does not require registration of such transferred or pledged Securities under the Securities Act.  At Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including,  the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(d)           Certificates evidencing the Conversion Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b) hereof), (i) while a registration statement (including the Registration Statement) covering the resale of such security is effective under the Securities Act, (ii) following any sale of such Conversion Shares or Warrant Shares pursuant to Rule 144, (iii) if such Conversion Shares or Warrant Shares are eligible for sale under Rule 144 by the Purchaser without limitation as to volume or manner of sale, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission).  The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly after the effective date of a registration statement covering such Conversion Shares or Warrant Shares, if required by the Company’s transfer agent, to effect the removal of the legend hereunder.  If all or any portion of the Preferred Shares or a Warrant is exercised at a time when there is an effective registration statement to cover the resale of the Conversion Shares or the Warrant Shares, such Conversion Shares and Warrant Shares, as the case may be, shall be issued free of all legends.  The Company agrees that following the effective date of the registration statement covering Conversion Shares or Warrant Shares or at such time as such legend is no longer required under this Section, it will, no later than five (5) Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a certificate representing Conversion Shares or Warrant Shares, as the case may be, issued with a restrictive legend (such date, the “Delivery Date”), deliver or cause to be delivered to the Purchaser a certificate representing such Securities that is free from all restrictive and other legends.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Whenever a certificate representing the Conversion Shares or Warrant Shares is required to be issued to the Purchaser without a legend, in lieu of delivering physical certificates representing the Conversion Shares or Warrant Shares, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, the Company shall use its reasonable best efforts to cause its transfer agent to electronically transmit the Conversion Shares or Warrant Shares to the Purchaser by crediting the account of such Purchaser’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system (to the extent not inconsistent with any provisions of this Agreement).

(e)           Liquidated Damages.  The Company understands that a delay in the delivery of unlegended certificates for the Conversion Shares or the Warrant Shares as set forth in Section 4.1 hereof beyond the Delivery Date could result in economic loss to the Purchaser.  If the Company fails to deliver to a Purchaser such shares via DWAC or a certificate or certificates pursuant to this Section hereunder by the Delivery Date, the Company shall pay to the Purchaser, in cash, as partial liquidated damages and not as a penalty, for each $500 of Conversion Shares or Warrant Shares (based on the closing price of the Common Stock reported by the principal Trading Market on the date such Securities are submitted to the Company’s transfer agent) subject to Section 4.1, $10 per Trading Day (increasing to $15 per Trading Day five (5) Trading Days after such damages have begun to accrue and increasing to $20 per Trading Day ten (10) Trading Days after such damages have begun to accrue) for each Trading Day after the Legend Removal Date until such certificate is delivered.  Nothing herein shall limit the Purchaser’s right to pursue actual damages for the Company’s failure to deliver certificates representing any Securities as required by the Transaction Documents, and the Purchaser shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief.

(f)           Sales by the Purchaser.  The Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in Section 4.1 is predicated upon the Company’s reliance that the Purchaser will sell any Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2           Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of the Company.

4.3           Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchaser.

4.4           Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, by any other Person, that Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.5           Use of Proceeds.  Except as set forth on Schedule 4.5 attached hereto, the Company shall use the net proceeds from the sale of the Securities hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables in the ordinary course of the Company’s business and prior practices, including attorney’s and professional fees), to redeem any Common Stock or Common Stock Equivalents or to settle any outstanding litigation.

4.6           Reimbursement.  If Purchaser becomes involved in any capacity in any Proceeding by or against any Person who is a stockholder of the Company (except as a result of sales, pledges, margin sales and similar transactions by such Purchaser to or with any other stockholder), solely as a result of Purchaser’s acquisition of the Securities from the Company under this Agreement, the Company will reimburse Purchaser for its reasonable legal and other expenses (including the cost of any investigation preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.  The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Purchaser who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Purchaser and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Purchaser and any such Affiliate and any such Person.  The Company also agrees that neither the Purchaser nor any such Affiliates, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any Person asserting claims on behalf of or in right of the Company solely as a result of acquiring the Securities under this Agreement.

4.7           (i) Indemnification of Purchaser.

(a)           Subject to the provisions of this Section 4.7(i), the Company will indemnify and hold Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to: (a) any untrue representation, misrepresentation, breach of warranty or non-fulfillment of any covenant, agreement or other obligation by or of the Company or any subsidiary contained in any Transaction Document or in any certificate, document, or instrument delivered by the Company to the Purchaser; or (b) any action instituted against any Purchaser Party, or any of their respective affiliates, by any stockholder of the Company who is not an affiliate of such Purchaser Party, solely as a result of such Purchaser’s acquisition of the Securities pursuant to this Agreement (unless such action is based upon a breach of such Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser may have with any such stockholder or any violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance).

(b)           The Purchaser shall promptly notify the Company of any claim, demand, action or proceeding for which indemnification will be sought under this Agreement; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Company of its obligations under this Section 4.7 except to the extent that the Company is actually prejudiced by such failure to give notice.

(c)           In case any such action, proceeding or claim is brought against any Purchaser Party in respect of which indemnification is sought hereunder, the Company shall be entitled to participate in and, unless in the reasonable, good-faith judgment of the Purchaser a conflict of interest between it and the Company exists with respect to such action, proceeding or claim (in which case the Company shall be responsible for the reasonable fees and expenses of one separate counsel for the Purchaser Parties), to assume the defense thereof with counsel reasonably satisfactory to the Purchaser. If the Company elects to defend any such action or claim, then the Purchaser Parties shall be entitled to participate in such defense (but not control) with counsel of their choice at their sole cost and expense (except that the Company shall remain responsible for the reasonable fees and expenses of one separate counsel for the Purchaser Parties in the event in the reasonable, good-faith judgment of the Purchaser a conflict of interest between the Purchaser Parties and the Company exists).

(d)           In the event that the Company advises the Purchaser Parties that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Purchaser Parties may, at their option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the Company elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Purchaser Parties’ costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.

(e)           The parties shall cooperate fully with each other in connection with any negotiation or defense of any such action or claim and shall furnish to the other party all information reasonably available to such party which relates to such action or claim.  Each party shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

(f)           Notwithstanding anything in this Section 4.7 (i) to the contrary, the Company shall not, without the Purchaser’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on any Purchaser Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Purchaser Parties of a release from all liability in respect of such claim.  The indemnification obligations to defend the Purchaser Parties required by this Section shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when the loss is incurred, so long as the Purchaser Parties shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the Purchaser Parties against the Company or others, and (ii) any liabilities the Company may be subject to pursuant to applicable law.

(ii) Indemnification of the Company.

(a)           Subject to the provisions of this Section 4.7 (ii), the Purchaser will indemnify and hold Company and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Company Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (“Losses”) that any such Company Party may suffer or incur as a result of or relating to a breach of any warranty or representation of the Purchaser contained in this Agreement or any non-fulfillment of any covenant, agreement or other obligation by or of the Purchaser contained in this Agreement; provided that, the Purchaser shall not have any indemnification obligation under this Section 4.7(ii) to the extent Losses are caused by or attributable to, in whole or in part, a breach of the Company’s representations, warranties or covenants under the Transaction Documents, a violation by the Company or a subsidiary of applicable law, or any conduct by the Company or a subsidiary which constitutes fraud, gross negligence, willful misconduct or malfeasance; and further provided that the Purchaser’s aggregate liability hereunder shall not exceed the amount of the Cash Payment.

(b)           The Company shall promptly notify the Purchaser of any claim, demand, action or proceeding for which indemnification will be sought under this Agreement; provided, that the failure of any party entitled to indemnification hereunder to give notice as provided herein shall not relieve the Purchaser of its obligations under this Section except to the extent that the Purchaser is actually prejudiced by such failure to give notice.

(c)           In case any such action, proceeding or claim is brought against any Company Party in respect of which indemnification is sought hereunder, the Purchaser shall be entitled to participate in and, unless in the reasonable, good-faith judgment of the Company a conflict of interest between it and the Purchaser exists with respect to such action, proceeding or claim (in which case the Purchaser shall be responsible for the reasonable fees and expenses of one separate counsel for the Company Parties), to assume the defense thereof with counsel reasonably satisfactory to the Company. If the Purchaser elects to defend any such action or claim, then the Company Parties shall be entitled to participate in such defense (but not control) with counsel of their choice at their sole cost and expense (except that the Purchaser shall remain responsible for the reasonable fees and expenses of one separate counsel for the Company Parties in the event in the reasonable, good-faith judgment of the Company a conflict of interest between the Company Parties and the Purchaser exists).

(d)           In the event that the Purchaser advises the Company Parties that it will contest such a claim for indemnification hereunder, or fails, within thirty (30) days of receipt of any indemnification notice to notify, in writing, such person of its election to defend, settle or compromise, at its sole cost and expense, any action, proceeding or claim (or discontinues its defense at any time after it commences such defense), then the Company Parties may, at their option, defend, settle or otherwise compromise or pay such action or claim.  In any event, unless and until the Purchaser elects in writing to assume and does so assume the defense of any such claim, proceeding or action, the Company Parties’ costs and expenses arising out of the defense, settlement or compromise of any such action, claim or proceeding shall be losses subject to indemnification hereunder.

(e)           The parties shall cooperate fully with each other in connection with any negotiation or defense of any such action or claim and shall furnish to the other party all information reasonably available to such party which relates to such action or claim.  Each party shall keep the other party fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.

(f)           Notwithstanding anything in this Section 4.7 (ii) to the contrary, the Purchaser shall not, without the Company’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on any Company Party or which does not include, as an unconditional term thereof, the giving by the claimant or the plaintiff to the Company Parties of a release from all liability in respect of such claim.  The indemnification obligations to defend the Company Parties required by this Section shall be made by periodic payments of the amount thereof during the course of investigation or defense, as and when the loss is incurred, so long as the Company Parties shall refund such moneys if it is ultimately determined by a court of competent jurisdiction that such party was not entitled to indemnification.  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar rights of the Company Parties against the Purchaser or others, and (ii) any liabilities the Purchaser may be subject to pursuant to applicable law.

4.8           Reservation and Listing of Securities.

(a)           The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.

(b)           If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of Common Stock to at least the Required Minimum at such time, as soon as possible and in any event not later than the 90th day after such date.

4.9           Participation in Future Financing.

(a)           From the date hereof until the date that is the one (1) year anniversary of the Closing Date, upon any issuance by the Company of Common Stock or Common Stock Equivalents or by any subsidiary of like-kind securities (a “Subsequent Financing”), Purchaser shall have the pro-rata right to participate in the Subsequent Financing on the same terms, conditions and price provided for in the Subsequent Financing.

(b)           At least ten (10) Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to Purchaser a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask Purchaser if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of Purchaser, and only upon a request by such Purchaser, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Trading Day after such request, deliver a Subsequent Financing Notice to Purchaser.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder, the Person or Persons through or with whom such Subsequent Financing is proposed to be effected, and attached to which shall be a term sheet or similar document relating thereto.

(c)           Any Purchaser desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the 10th Trading Day after the Purchaser has received the Pre-Notice that the Purchaser is willing to participate in the Subsequent Financing, the amount of the Purchaser’s participation, and that the Purchaser has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no notice from a Purchaser as of such 10th Trading Day, such Purchaser shall be deemed to have notified the Company that it does not elect to participate.

(d)           If by 5:30 p.m. (New York City time) on the 10th Trading Day after the Purchaser has received the Pre-Notice, notifications by Purchaser of its willingness to participate in the Subsequent Financing (or to cause their designees to participate) is, in the aggregate, less than the total amount of the Subsequent Financing, then the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.

(e)           Notwithstanding the foregoing, this Section 4.9 shall not apply in respect of (i) an Exempt Issuance and(ii) shares of Common Stock issued solely in connection with dividends required to be paid under the terms and conditions of the Series E Convertible Preferred Stock.

4.10         Variable Rate Transactions.  From the date hereof until the twelve (12) month anniversary of the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a “Variable Rate Transaction,”  The term “Variable Rate Transaction” shall mean a transaction in which the Company issues or sells (i) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of Common Stock either at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations in the public secondary market for the shares  of Common Stock at any time after the initial issuance of such debt or equity securities, or  (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may sell securities at a future determined price.

4.11         Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof, promptly upon request of Purchaser. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Securities for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States, and shall provide evidence of such actions promptly upon request of Purchaser.

4.12         Short Sales and Confidentiality After The Date Hereof. The Purchaser covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any Short Sales during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced.  The Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser will maintain the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).  Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in Short Sales in the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced.

4.13         Additional Affirmative Covenants of the Company.  The Company hereby covenants and agrees, so long as any share of Series G Preferred Stock remains outstanding, as follows:

(a)           Maintenance of Corporate Existence.  The Company shall and shall cause its subsidiaries to, maintain in full force and effect its corporate existence, rights and franchises and all material terms of licenses and other rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes owned or possessed by it and necessary to the conduct of its business, except where the failure to maintain such corporate existence, rights, franchises, licenses and rights to use licenses, trademarks, trade names, service marks, copyrights, patents or processes would not (i) result in a Material Adverse Effect or (ii) materially adversely affect the rights of Purchaser under any Transaction Document.

(b)           Maintenance of Properties.  The Company shall and shall cause its subsidiaries to, keep each of its properties necessary to the conduct of its business in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company shall and shall cause its subsidiaries to at all times comply with each material provision of all material leases to which it is a party or under which it occupies property.

(c)           Payment of Taxes.  The Company shall and shall cause its subsidiaries to, promptly pay and discharge, or cause to be paid and discharged when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, assets, property or business of the Company and its subsidiaries; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall be contested timely and in good faith by appropriate proceedings, if the Company or its subsidiaries shall have set aside on its books adequate reserves with respect thereto, and the failure to pay shall not be prejudicial in any material respect to the holders of the Securities, and provided, further, that the Company or its subsidiaries will pay or cause to be paid any such tax, assessment, charge or levy forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

(d)           Payment of Indebtedness.  The Company shall, and shall cause its subsidiaries to, pay or cause to be paid when due all Indebtedness incident to the operations of the Company or its subsidiaries (including, without limitation, claims or demands of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehousemen and landlords) which, if unpaid might become a Lien (except for Permitted Liens) upon the assets or property of the Company or its subsidiaries, except where the Company (or its subsidiary, as the case may be) disputes the payment of such Indebtedness in good faith by appropriate proceedings.

(e)           Maintenance of Insurance.  The Company shall and shall cause its subsidiaries to, keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by theft, fire, explosion and other risks customarily insured against by companies in the line of business of the Company or its subsidiaries, in amounts sufficient to prevent the Company and its subsidiaries from becoming a co-insurer of the property insured; and the Company shall and shall cause its subsidiaries to maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated or as may be required by law, including, without limitation, general liability, fire and business interruption insurance, and product liability insurance as may be required pursuant to any license agreement to which the Company or its subsidiaries is a party or by which it is bound.

(f)           Notice of Adverse Change.  The Company shall promptly give notice to all holders of any Securities (but in any event within seven (7) days) after becoming aware of the existence of any condition or event which constitutes, or the occurrence of, any of the following:

(i)           any event of noncompliance by the Company or its subsidiaries under this Agreement in any material respect;

(ii)          the institution of an action, suit or proceeding against the Company or any subsidiary before any court, administrative agency or arbitrator, including, without limitation, any action of a foreign government or instrumentality, which, if adversely decided, would result in a Material Adverse Effect whether or not arising in the ordinary course of business; or

(iii)         any information relating to the Company or any subsidiary which would reasonably be expected to result in a material adverse effect on its inability to perform its obligations of under any Transaction  Document.

(iv)         Any notice given under this Section 7.7 shall specify the nature and period of existence of the condition, event, information, development or circumstance, the anticipated effect thereof and what actions the Company has taken and/or proposes to take with respect thereto.

(g)           Compliance With Agreements.  The Company shall and shall cause its subsidiaries to comply in all material respects, with the terms and conditions of all material agreements, commitments or instruments to which the Company or any of its subsidiaries is a party or by which it or they may be bound.

(h)           Other Agreements.  The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability to perform of the Company under any Transaction Document.

(i)           Compliance With Laws.  The Company shall and shall cause each of its subsidiaries to duly comply in all material respects with any material laws, ordinances, rules and regulations of any foreign, federal, state or local government or any agency thereof, or any writ, order or decree, and conform to all valid requirements of governmental authorities relating to the conduct of their respective businesses, properties or assets.

(j)           Protection of Licenses, etc.  The Company shall and shall cause its subsidiaries to, maintain, defend and protect to the best of their ability licenses and sublicenses (and to the extent the Company or a subsidiary is a licensee or sublicensee under any license or sublicense, as permitted by the license or sublicense agreement), trademarks, trade names, service marks, patents and applications therefor and other proprietary information owned or used by it or them, (except where the failure to defend and protect such licenses and sublicenses would not (i) result in a Material Adverse Effect or (ii) materially adversely affect the rights of Purchaser under any Transaction Document) and shall keep duplicate copies of any licenses, trademarks, service marks or patents owned or used by it, if any, at a secure place selected by the Company.

(k)           Accounts and Records; Inspections.

(i)           The Company shall keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to the business and affairs of the Company and its subsidiaries in accordance with GAAP applied on a consistent basis.

(ii)         The Company shall permit each holder of any Securities or any of such holder’s officers, employees or representatives during regular business hours of the Company, upon reasonable notice and as often as such holder may reasonably request, to visit and inspect the offices and properties of the Company and its subsidiaries and to make extracts or copies of the books, accounts and records of the Company or its subsidiaries at such holder’s expense.

(iii)         Nothing contained in this Section shall be construed to limit any rights which a holder of any Securities may otherwise have with respect to the books and records of the Company and its subsidiaries, to inspect its properties or to discuss its affairs, finances and accounts

(l)           Maintenance of Office.  The Company will maintain its principal office at the address of the Company set forth in the signature page to this Agreement where notices, presentments and demands in respect of this Agreement and any of the Securities may be made upon the Company, until such time as the Company shall notify the holders of the Securities in writing, at least thirty (30) days prior thereto, of any change of location of such office.

(m)           Payment of the Preferred Share Dividends.  The Company shall pay the dividends on, and redeem, the Preferred Shares, in the time, the manner and the form as provided in the applicable Certificate of Designations.

(n)           SEC Reporting Requirements.  For so long as the Purchaser beneficially owns any of the Securities, and until such time as all the Conversion Shares and Warrant Shares are saleable by the Purchaser without restriction as to volume or manner of sale under Rule 144 under the Securities Act, the Company shall, once it has filed a registration statement pursuant to the Registration Rights Agreement, timely file all reports required to be filed with the Commission pursuant to the Exchange Act, and the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.  As long as the Purchaser owns Securities, Conversion Shares or Warrant Shares, the Company will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144 or any successor rule such information as is required for the Purchaser to sell the Securities under Rule 144 without regard to the volume and manner of sale limitations.  The Company further covenants that it will take such further action as any holder of Securities, Conversion Shares or Warrant Shares may reasonably request, all to the extent required from time to time to enable such Person to sell such Securities, Conversion Shares or Warrant Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 or any successor rule thereto.

(o)           Listing Maintenance.  The Company hereby agrees to use best efforts to maintain the listing or trading of the Common Stock on a Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Conversion Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Conversion Shares and Warrant Shares to be listed on such other Trading Market as promptly as possible.  The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of, each such Trading Market on which the Company’s Common Stock is listed or trades.

(p)           Implementation of Series G Preferred Stockholders’ Rights to Elect Directors. Promptly after Closing, the Company shall take the following actions:

(q)           Take such action at any such time as necessary to implement or effectuate the rights of holders of Series G Preferred Stock to elect members of the Board of Directors as set forth in the Certificate of Designation for the Series G Preferred Stock beginning with the first meeting of the stockholders of the Company following Closing; and

(r)           if necessary, expand the current size of the Board and all of the Board’s standing committees by two (2) members and appoint the person(s) who will be designated by the Purchaser to the Board of Directors and all of the Board’s standing committees; provided that, the Company shall not be obligated to appoint any designee if (i) the nomination of such designee would violate rules, regulations or other standards of the Commission or the Trading Market, or (ii) the designee does not meet the Company’s reasonable written director qualification standards.

4.14           Additional Negative Covenants of the Company. The Company hereby covenants and agrees, so long as any share of Series G Preferred Stock remains outstanding, it will not (and will not allow any subsidiary to), without the prior written consent of the holder(s) of more than 66% of the number of shares of Series G Preferred Stock outstanding (the “Majority Holders”), directly or indirectly:

(a)           Distributions and Redemptions.  (i) Except with respect to the Preferred Stock, or forward stock splits in the form of a dividend, declare or pay any dividends or make any distributions to any holder(s) of any shares of capital stock of the Company or (ii) purchase, redeem or otherwise acquire for value, directly or indirectly, any shares of Common Stock of the Company or Common Stock Equivalents, except as may be required by the terms of the Preferred Stock; or (iii) purchase, redeem or otherwise acquire for value, directly or indirectly, any shares of preferred stock of the Company or warrants or rights to acquire such stock, except as may be required by the terms of such preferred stock.

(b)           Reclassification.  Effect any reclassification, combination or reverse stock split of the Common Stock.

(c)           Liens.  Except as otherwise provided in this Agreement, create, incur, assume or permit to exist any Lien upon or with respect to any property or asset of the Company or any subsidiary, except that the foregoing restrictions shall not apply to:

(i)           liens for taxes, assessments and other governmental charges, if payment thereof shall not at the time be required to be made, and provided such reserve as shall be required by generally accepted accounting principles consistently applied shall have been made therefor;

(ii)          liens of workmen, materialmen, vendors, suppliers, mechanics, carriers, warehouseman and landlords or other like liens, incurred in the ordinary course of business for sums not then due or being contested in good faith, if an adverse decision in which contest would not materially affect the business of the Company;

(iii)         liens securing indebtedness of the Company or any subsidiaries which is in an aggregate principal amount not exceeding $100,000 and which liens are subordinate to liens on the same assets held by the Purchaser;

(iv)         statutory liens of landlords, statutory liens of banks and rights of set-off, and other liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue or (ii) for amounts that are overdue and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by generally accepted accounting principles shall have been made for any such contested amounts;

(v)          liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(vi)        any attachment or judgment lien not constituting an Event of Default;

(vii)        easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of the Company or any of its subsidiaries;

(viii)      any (i) interest or title of a lessor or sublessor under any lease, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(ix)         liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(x)          any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(xi)         liens securing obligations (other than obligations representing debt for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its subsidiaries; and

(xii)        the replacement, extension or renewal of any lien permitted by this Section upon or in the same property theretofore subject or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the indebtedness secured thereby.

All of the Foregoing Liens described in subsections (i) – (xii) above shall be referred to as “Permitted Liens”.

(d)           Indebtedness.  Create, incur, assume, suffer, permit to exist, or guarantee, directly or indirectly, any Indebtedness, excluding, however, from the operation of this covenant:

(i)           Indebtedness to the extent existing on the date hereof or any replacement Indebtedness to existing Indebtedness;

(ii)          Indebtedness which may, from time to time be incurred or guaranteed by the Company which in the aggregate principal amount does not exceed $100,000;

(iii)         the endorsement of instruments for the purpose of deposit or collection in the ordinary course of business;

(iv)         Indebtedness relating to Contingent Obligations of the Company and its subsidiaries under guaranties in the ordinary course of business of the obligations of suppliers, customers, and licensees of the Company and its subsidiaries;

(v)          Indebtedness relating to loans from the Company to its subsidiaries;

(vi)         Indebtedness relating to capital leases in an aggregate amount not to exceed $100,000; or

(vii)       accounts or notes payable arising out of the purchase of merchandise, supplies, equipment, software, computer programs or services in the ordinary course of business.

The foregoing Indebtedness described in subsections (i) – (vii) above shall be referred to as “Permitted Indebtedness”.

(e)           Issuances of Securities.

(i)           Except for issuances to the Purchaser and issuances required by Preferred Stock, issue any security that is senior to or ranks pari passu with the Preferred Stock, whether with respect to right of payment of redemptions, dividends, interest, damages or upon liquidation or dissolution or otherwise.

(ii)          Prior to the full payment of the Special Preferred Distribution by the Company to holders of the Series G Preferred Stock, permit the exercise of any Management Option.  Notwithstanding the foregoing, the exercise of the Management Options shall not be prohibited if the Company has the funds to pay the Special Preferred Distribution and (i) the Board of Directors elects not to distribute the Special Preferred Distribution or (ii)  it offers to pay the Special Preferred Distribution, but the holders of the Series G Preferred Stock, in their sole discretion, elect to waive the payment of the Special Preferred Distribution.  Additionally, if the Special Preferred Distribution is paid to the holders of the Series G Preferred Stock in part, the Management Options will become exercisable on a pro rata basis, proportionate to the amount of payment made under the Special Preferred Distribution;

(iii)         [Reserved]; and

(iv)         Adopt any benefit plan, or enter into any employment, consulting or similar agreement with any officer, director, employee, consultant or agent of the Company or any subsidiary, that provides for the issuance of any security of the Company or any subsidiary, other than Management Options, prior to the full payment of the Special Preferred Distribution by the Company to holders of the Series G Preferred Stock.  Notwithstanding the foregoing, any action or transaction contemplated or referenced by this paragraph shall not be prohibited if the Company has the funds to pay the Special Preferred Distribution and (i) the Board of Directors elects not to distribute the Special Preferred Distribution or (ii) it offers to pay the Special Preferred Distribution, but the holders of the Series G Preferred Stock, in their sole discretion, elect to waive the payment of the Special Preferred Distribution.

(f)           Liquidation or Sale.  Sell, transfer, lease, spin-off, split off or otherwise dispose of any subsidiary or 10% or more of its consolidated assets (as shown on the most recent financial statements of the Company or the subsidiary, as the case may be) in any single transaction or series of related transactions (other than the sale of inventory in the ordinary course of business), or liquidate, dissolve, recapitalize or reorganize in any form of transaction.

(g)           Change of Control Transaction.  Enter into a Change in Control Transaction. For purposes of this Agreement, “Change in Control Transaction” means the occurrence of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of fifty percent (50%) of the voting securities of the Company, (b) a replacement at one time or over time of more than one-half of the members of the Board of the Company which is not approved by a majority of those individuals who are members of the Board on the date hereof (or by those individuals who are serving as members of the Board on any date whose nomination to the Board was approved by a majority of the members of the Board who are members on the date hereof), (c) the merger or consolidation of the Company or any subsidiary of the Company in one or a series of related transactions with or into another entity (except in connection with a merger involving the Company solely for the purpose, and with the sole effect, of reorganizing the Company under the laws of another jurisdiction; provided that the certificate of incorporation and bylaws (or similar charter or organizational documents) of the surviving entity are substantively identical to those of the Company and do not otherwise adversely impair the rights of the Purchaser), or (d) the execution by the Company of an agreement to which the Company is a party or by which it is bound, providing for any of the events set forth above in (a), (b) or (c).

(h)           Board Changes; Amendment of Charter Documents.

(i)           Expand the size of the Board of Directors, except as may be required hereunder; or

(ii)          Amend or waive any provision of its Articles of Incorporation or Bylaws or the Certificate of Designations in any way that adversely affects the rights of the Purchaser without the prior written consent of the Purchaser;

(iii)         Take any action that alters or changes adversely the voting or other powers, preferences, rights, privileges, or restrictions of the Preferred Shares; or

(iv)         increase the authorized number of shares of the Series E Preferred Stock, Series G Preferred Stock, or reinstate or issue any Series A Preferred Stock or Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, or Series F Preferred Stock.

(i)           Transactions with Affiliates.

(i)           Engage in any transaction with any of the officers, directors, employees or affiliates of the Company or of its subsidiaries, except on terms no less favorable to the Company or the subsidiary as could be obtained in an arm’s length transaction.

(ii)          Divert (or permit anyone to divert) any business or opportunity of the Company or subsidiary to any other corporate or business entity.

(j)           Registration Statements.  File any registration statement with the Commission until the earlier of: (i) 60 Trading Days following the date that a registration statement or registration statements registering all the Conversion Shares, Warrant Shares and other Registrable Securities is declared effective by the Commission; and (ii) the date the Conversion Shares and Warrant Shares are saleable by Purchaser under Rule 144 under the Securities Act without limitation as to volume or manner of sale; provided that this Section shall not prohibit the Company from filing a registration statement on Form S-4 or other applicable form for securities to be issued in connection with acquisitions of businesses by the Company or its subsidiaries, or post effective amendments to registration statements that were declared effective prior to the date hereof or to a registration statement filed with the Commission on Forms S-4 or S-8.

(k)           Agreements. Enter into an agreement with respect to any of the foregoing (a) - (j).

4.15           Further Assurances.  From time to time the Company shall execute and deliver to the Purchaser and the Purchaser shall execute and deliver to the Company such other instruments, certificates, agreements and documents and take such other action and do all other things as may be reasonably requested by the other party in order to implement or effectuate the terms and provisions of this Agreement and any of the Securities, including, without limitation, the rights of holders of the Series G Preferred Stock to elect directors.

ARTICLE V
MISCELLANEOUS

5.1           Events of Default.

(a)           The occurrence and continuance of any of the following events shall constitute an event of default under this Agreement (each, an “Event of Default” and, collectively, “Events of Default”):

(i)           if the Company shall default in the payment of any dividend, distribution or other payment on or redemption of any Preferred Share when the same shall become due and payable; and in each case such default shall have continued without cure for five (5) Trading Days after written notice (a “Default Notice”) is given to the Company of such default;

(ii)          the Company shall fail to file a registration statement (each a “Registration Statement”) providing for the resale of Conversion Shares and Warrant Shares as required by the Registration Rights Agreement;

(iii)         the suspension from listing, without subsequent listing on any one of, or the failure of the Common Stock to be listed or quoted on at least one of the following: the OTC Bulletin Board or Pink Sheets Market, the American Stock Exchange, the Nasdaq Global Market, the Nasdaq Capital Market or The New York Stock Exchange, Inc. for a period of ten (10) consecutive Trading Days and such suspension from listing (or listing on an alternate exchange or quotation system) is not cured within ten (10) days after the tenth (10th) consecutive day of such suspension from listing;

(iv)         the Company shall fail to (i) timely deliver the shares of Common Stock upon conversion of the Preferred Shares or exercise of a Warrant by the tenth (10th) Trading Day after the date of delivery required therefor or otherwise in accordance with the provisions of the Transaction Documents, (ii) file a Registration Statement in accordance with the terms of the Registration Rights Agreement, or (iii) make the payment of any fees and/or liquidated damages under this Agreement or any Transaction Document, which failure in the case of items (i) and (iii) of this Section is not remedied within ten (10) Trading Days after the incurrence thereof and, solely with respect to item (iii) above, ten (10) Trading Days after the Purchaser delivers a Default Notice to the Company of the incurrence thereof;

(v)         while a Registration Statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of the Registration Statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Purchaser for sale of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days;

(vi)        the Company’s notice to the Holder, including by way of public announcement, at any time, of its inability to comply for any reason or its intention not to comply with proper requests for issuance of, or its failure to timely deliver, Conversion Shares upon conversion of Preferred Shares or Warrant Shares upon exercise of the Warrant;

(vii)        if the Company or any subsidiary shall default in the performance of any of the covenants contained this Agreement or the Transaction Documents and (i) such default shall have continued without cure for ten (10) Trading Days after a Default Notice is given to the Company or (ii) such default shall have materially adversely affected the Purchaser regardless of any action taken by the Company to cure such default;

(viii)      if any of the Company or its subsidiaries shall default in the observance or performance of any term or provision of a material agreement to which it is a party or by which it is bound, which default will have or could reasonably be expected to have a Material Adverse Effect and such default is not waived or cured within the applicable grace period provided for in such agreement;

(ix)         if any representation or warranty made in this Agreement, any Transaction Document or in or any certificate delivered by the Company or its subsidiaries pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

(x)          the Company shall (i) default in any payment of any amount or amounts of principal of or interest on any Indebtedness and the aggregate principal amount of which Indebtedness is in excess of $250,000 or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders or beneficiary or beneficiaries of such Indebtedness to cause with the giving of notice if required, such Indebtedness to become due prior to its stated maturity;

(xi)         if a final judgment which, either alone or together with other outstanding final judgments against the Company and its subsidiaries, exceeds an aggregate of $250,000 shall be rendered against the Company or any subsidiary and such judgment shall have continued undischarged or unstayed for thirty-five (35) days after entry thereof;

(xii)        the Company or any of its subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic), or admit in writing its inability to pay its debts (vi) issue a notice of bankruptcy or winding down of its operations or issue a press release regarding same, or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(xiii)       a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries, without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets in connection with the liquidation or dissolution of the Company or any of its subsidiaries or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of sixty (60) days or any order for relief shall be entered in an involuntary case under United States Bankruptcy Code (as now or hereafter in effect) or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries  and shall continue undismissed, or unstayed and in effect for a period of sixty (60) days.

(b)           Remedies.

(i)           Upon the occurrence and continuance of an Event of Default, the Purchaser may at any time (unless all defaults shall theretofore have been remedied) at its option, by written notice or notices to the Company require the Company to immediately redeem in cash all or a portion of the Preferred Shares held by the Purchaser at a price per share equal to one hundred twenty-five percent (125%) of the stated value of the Preferred Shares plus all accrued and unpaid dividends thereon at the time of such request.

(ii)          The Purchaser, by written notice or notices to the Company, may in its own discretion waive an Event of Default and its consequences and rescind or annul such declaration; provided that, no such waiver shall extend to or affect any subsequent Event of Default or impair any right resulting therefrom.

(iii)         In case any one or more Events of Default shall occur and be continuing, the Purchaser may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Transaction Document or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law.  In case of a default in the payment of any dividend on or redemption of any Preferred Share, the Company will pay to the Purchaser such further amount as shall be sufficient to cover the cost and the expenses of collection, including, without limitation, actual attorney’s fees, expenses and disbursements.  No course of dealing and no delay on the part of a Purchaser in exercising any rights shall operate as a waiver thereof or otherwise prejudice such Purchaser’s rights.

(iv)        Any remedy conferred by this Section shall not be exclusive of any other remedy provided by this Agreement or any other Transaction Document or now or hereafter available at law, in equity, by statute or otherwise.

5.2           Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.3           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the 2nd Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Purchaser (other than by merger).  Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to the “Purchaser”.

5.8           No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in New York County, New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.  The parties hereby waive all rights to a trial by jury.  If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10           Survival.  Except as specifically provided herein, the covenants and agreements of the Company made herein shall survive the Closing indefinitely.  Except as specifically provided herein, the representations and warranties made herein shall survive the Closing for a period of two (2) years thereafter

5.11           Execution.  This Agreement may be executed in two (2) or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13           Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14           Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

(Remainder of Page Intentionally Left Blank)
 (Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

OMNIRELIANT HOLDINGS, INC.	Address for Notice:

By:	14375 Myerlake Circle
Name: Robert DeCecco	Clearwater, FL 33760
Title: Chief Executive Officer	Tel: (813) 885-5998
Fax: (813) 885-5911
With a copy to (which shall not constitute notice):

Sichenzia Ross Friedman Ference LLP
Attn: Darrin M. Ocasio
61 Broadway, 32nd Floor
New York, NY 10006

(Remainder of Page Intentionally Left Blank)
(Signature Page For Purchaser Follows)

[PURCHASER SIGNATURE PAGES TO SECURITIES
PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:  Vicis Capital Master Fund

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:          Shad Stastney

Title of Authorized Signatory:            Member, Vicis Capital LLC, investment advisor to Vicis Capital Master Fund

Email Address of Purchaser:        sstastney@viciscapital.com

Facsimile Number of Purchaser:   (212) 909-4601

Jurisdiction of Organization of Purchaser: Cayman Islands trust

Address for Notice of Purchaser:

Vicis Capital LLC
Attn: Shad Stastney
445 Park Avenue, 19th Floor
New York, NY  10022

Address for Delivery of Securities for Purchaser (if not same as above):

Vicis Capital LLC
Attn: Rich Duda
445 Park Avenue, 19th Floor
New York, NY  10022